EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in Energizer Resources Inc.’s (the “Company”) Annual Report on Form 10-K of our audit report dated September 28, 2015, with respect to the consolidated financial statements of the Company for the years ended June 30, 2015 and 2014 and to the incorporation by reference of such audit report in the Registration Statements on Forms S-8 (No. 333-201793, 333-193061, 333-186917, 333-179827, 333-173881, 333-164982, 333- 147214, and 333-132294).

Signed:  “MNP LLP”

MNP LLP
Chartered Professional Accountants
Licensed Public Accountants
Mississauga, Canada

Dated: September 28, 2015